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                                                                     EXHIBIT 5

                           Thermedics Detection Inc.
                                 220 Mill Road
                     Chelmsford, Massachusetts  01824-4178


                               February 5, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

Re: Registration Statement on Form S-1 (Registration No. 333-19199) Relating to Shares of Common Stock, Par Value $.10 Per Share, of Thermedics Detection Inc. and Subscription Rights to Purchase Such
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        Shares
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Ladies and Gentlemen:

        I am General Counsel to Thermedics Detection Inc. (the "Company") and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on Form S-1 (Registration No. 333-19199) (the "Registration Statement") of (i) shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), with a proposed maximum aggregate offering price of $34,488,000 (such shares, together with any shares of Common Stock registered under a registration statement related to the offering contemplated by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Act (a "462(b) Registration Statement"), are collectively referred to herein as the "Shares") and (ii) transferable subscription rights (the "Rights") to purchase the Shares.

        I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares and the Rights. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements, or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

        Based upon and subject to the foregoing, I am of opinion that the Shares and the Rights have been duly authorized by the Company, and, when issued as contemplated by the Registration Statement, or by a 462(b) Registration Statement, will be validly issued, fully paid and non-assessable.
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        Pursuant to the requirements of the Act, I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to any 462(b) Registration Statement, including any amendments thereto, and to the use of my name under the caption "Legal Opinions" in any prospectus constituting a part thereof.

                                               Very truly yours,



                                               Seth H. Hoogasian
                                               General Counsel

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